UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       NOVEMBER 1, 2007 (OCTOBER 31, 2007)
                Date of Report (Date of earliest event reported)

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                       0-24015                 54-1890464
          --------                       -------                 ----------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

                             14040 PARK CENTER ROAD
                             HERNDON, VIRGINIA 20171
                             -----------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (703) 674-5500




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2007, SteelCloud, Inc. ("SteelCloud" or the "Company") entered into an Employment Agreement Amendment (the "Amended Agreement") with Kevin Murphy, the Company's current Chief Financial Officer, pursuant to which the terms of Mr. Murphy's employment agreement, dated June 8, 2004, were amended. Under the terms of the Amended Agreement, Mr. Murphy shall continue to serve as the Chief Financial Officer of the Company for an additional thirty-six (36) months, commencing from the date of the Amended Agreement. Mr. Murphy shall also serve as the Company's Executive Vice President. Further, Mr. Murphy shall receive an annual base salary of $215,000, increased from $170,000. Additionally, Mr. Murphy shall receive a bonus of $50,000, payable on or before November 15, 2007; a one-time bonus relating to specific product funding, equal to 5% of such product funding; an option to purchase 100,000 shares of the Company's Common Stock, vesting equally in arrears over a two year period; and restricted stock equal to $100,000 on the date of the issuance.

A copy of Mr. Murphy's Amended Agreement is filed herewith as Exhibit 10.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits
10.1     Employment Agreement Amendment, dated October 31, 2007.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 1, 2007                            STEELCLOUD, INC.


                                          By:     /S/ ROBERT E. FRICK
                                                  ---------------------
                                                  Robert E. Frick,
                                                  Chief Executive Officer

                                  EXHIBIT INDEX


10.1     Employment Agreement Amendment, dated October 31, 2007.